SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2009

Blue Earth Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-140438	26-2332192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13511 Granville Ave , Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  352-729-0150

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 4, 2009, the board of directors appointed Douglas Vaught, 49, to serve as a member of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

Since September 2008, Mr. Vaught has been employed as the Vice President of Operations of Blue Earth Solutions where his responsibilities include overseeing the installation of the processing equipment and set up of the Clermont facility.  From February 2004 to September 2008, he was employed as the President of DSV Group, Inc. where his responsibilities included construction consulting and inspections for commercial and residential building projects.  He has an extensive background in industrial processing and installation of processing equipment.

There are no family relationships between Mr. Vaught and any of our directors or executive officers.

Mr. Vaught has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

At this time, we do not have any employment agreement with Mr. Vaught.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/ Patricia Cohen
Patricia Cohen
CEO

Date:         February 6, 2009